UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report:  April 23, 2010

INDEPENDENT BANK CORPORATION

(Exact name of registrant as

specified in its charter)

Michigan (State or other jurisdiction of incorporation)	0-7818 (Commission File Number)	38-2032782 (IRS Employer Identification No.)

230 West Main Street Ionia, Michigan (Address of principal executive office)	48846 (Zip Code)

Registrant's telephone number,

including area code:

(616) 527-5820

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01     Regulation FD Disclosure.

On or about April 23, 2010, Independent Bank Corporation (the "Company") sent two letters to holders of the publicly-held trust preferred securities issued by IBC Capital Finance II (Nasdaq:  IBCPO) in connection with the Company's offer to issue its common stock in exchange for its outstanding trust preferred securities.  Copies of the letters are attached to this Current Report on Form 8-K as Exhibits 99.1 and 99.2 and are incorporated in this Item 7.01 by reference.  The information disclosed under this Item 7.01 and Exhibits 99.1 and 99.2 are furnished to, and not filed with, the Commission.  These letters are also being filed herewith in accordance with Rule 425 under the Securities Act.

Item 8.01        Other Events.

On April 23, 2010, Independent Bank Corporation (the "Company") issued a press release announcing the commencement of its offer to exchange up to 180,200,000 shares of the Company's common stock for up to all of the outstanding trust preferred securities issued by IBC Capital Finance II (Nasdaq:  IBCPO), IBC Capital Finance III, IBC Capital Finance IV, and Midwest Guaranty Trust I (the "Exchange Offer").  The common stock to be issued in the Exchange Offer is registered under the Securities Act of 1933, as amended (the "Securities Act"), pursuant to a registration statement on Form S-4, File No. 333-164546 (as amended, the "Registration Statement").  A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated in this Item 8.01 by reference. The press release is also being filed herewith in accordance with Rule 425 under the Securities Act.

Item 9.01.   Financial Statements and Exhibits.

(d)           Exhibits

Exhibit	Description of Exhibits

99.1	Press Release, dated April 23, 2010.

99.2	Letter, dated April 16, 2010 (sent with prospectus). This Exhibit is furnished to, and not filed with, the Commission.

99.3	Letter, dated April 16, 2010 (sent separately from prospectus). This Exhibit is furnished to, and not filed with, the Commission.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

INDEPENDENT BANK CORPORATION
(Registrant)

Date: April 23, 2010		/s/ Robert N. Shuster
	By:	Robert N. Shuster
	Its:	Executive VP and CFO